UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
450 Fifth Street NW
Washington, D.C. 29549
Form 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported):      March 21, 2006
THE CATO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-31340	56-0484485

(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification Number)

8100 Denmark Road, Charlotte, North Carolina	28273-5975

(Address of Principal Executive Offices)	(Zip Code)
(704) 554-8510
(Registrant’s telephone number, including area code)
Not Applicable
(Former Name or Former Address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement
As discussed in Item 5.02 below, The Cato Corporation (the “Company”) has announced the hiring of Reynolds C. Faulkner as Executive Vice President and Chief Financial Officer of the Company, effective as of May 15, 2006. In connection with Mr. Faulkner’s hiring, Mr. Faulkner and the Company entered into a letter agreement (“Agreement”), effective as of March 21, 2006, that sets forth certain terms regarding his employment. A copy of the Agreement is attached hereto as Exhibit 99.1.
Pursuant to the Agreement, Mr. Faulkner will serve as Executive Vice President and Chief Financial Officer of the Company. His initial annual base salary will be $350,000 per year.
Mr. Faulkner will be eligible to receive a performance bonus of up to 75% of base salary based upon the achievement of the Company and individual performance goals for fiscal 2006.
As of his effective hire date, Mr. Faulkner will be granted 12,500 restricted shares of the Company’s Class A Common Stock. These restricted shares will be granted pursuant to the Company’s 2004 Incentive Compensation Plan, and will vest over 5 years at the rate of 1/3 per year as of the end of years 3, 4 and 5, respectively.
If Mr. Faulkner’s employment is terminated without cause, he will be entitled to receive 12 months’ severance pay, subject to his execution of a separation and confidentiality agreement.
In connection with Mr. Faulkner’s relocation to the Charlotte, North Carolina area, the Company will pay all reasonable and customary moving charges and for Mr. Faulkner’s temporary housing for 90 days. In addition, the Company will pay Mr. Faulkner a one-time relocation allowance of $30,000. Mr. Faulkner has agreed to reimburse the Company in full for all such moving, temporary housing, relocation allowance and other relocation expenses in the event he resigns during the first 24 months of his employment.
Mr. Faulkner will be entitled to participate in the Company’s employee benefit plans as provided to other employees, including the Company’s 401(k) Plan, Employee Stock Purchase Plan and vacation plan.
Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On March 22, 2006, the Company issued a press release announcing the hiring of Reynolds C. Faulkner as its new Executive Vice President and Chief Financial Officer, effective as of May 15, 2006. A copy of the press release is attached hereto as Exhibit 99.2, and the contents thereof are incorporated herein by reference. Mr. Faulkner, who is 42 years old, has served in various executive positions with Kirkland’s, Inc., Jackson, Tennessee, from 1998 through 2006, most recently as Executive Vice President and Chief Financial Officer.
Item 9.01 Financial Statements and Exhibits
Exhibits

99.1	Letter Agreement between the Company and Reynolds C. Faulkner

99.2	Press release issued on March 22, 2006

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CATO CORPORATION

March 22, 2006	/s/ John P. D. Cato

Date	John P. D. Cato Chairman, President and Chief Executive Officer

March 22, 2006	/s/ Robert M. Sandler

Date	Robert M. Sandler Senior Vice President Controller

Exhibit Index
Exhibit
99.1	Letter Agreement between the Company and Reynolds C. Faulkner

99.2	Press release issued on March 22, 2006

4